KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                   November 15, 2001

Investec Funds
1055 Washington Boulevard, 3rd Floor
Stamford, Connecticut 06901

                               Re: Investec Funds
                                   --------------

Ladies and Gentlemen:

            We have acted as counsel to Investec Funds (formerly known as Guinness Flight Investment Funds), a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares by the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated March 6, 1997, as amended by resolutions of the Trustees of the Trust adopted on June 28, 2000, September 8, 2000 and May 14, 2001 (as amended, the "Governing Instrument").

            We   understand   that,   pursuant  to  an  Agreement  and  Plan  of
Reorganization and Liquidation (the "Wireless World Plan") to be entered into between the Trust, on behalf of Investec Wired Index Fund, a Series of the Trust ("Acquiring Fund"), and the Trust, on behalf of Investec Wireless World Fund, a Series of the Trust ("Wireless World"), and an Agreement and Plan of Reorganization and Liquidation (the "internet.com Plan" and together with the Wireless World Plan, the "Plans") to be entered into between the Trust, on behalf of the Acquiring Fund, and the Trust, on behalf of Investec internet.com Fund, a Series of the Trust ("internet.com" and together with Wireless World, the "Targets"), and subject to the conditions set forth therein, Shares of the Acquiring Fund will be distributed to Shareholders of the Targets in connection with the liquidation and termination of the Targets.

            In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on March 6, 1997 (the "Certificate"); the Certificate of Amendment to the Certificate as filed in the State Office on September 18, 2001; the Governing Instrument; the Bylaws of the Trust (the "Bylaws"); the Plans; Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Guinness Flight Investment Funds, Inc., a Maryland corporation ("Guinness Inc."), by which the Trust adopted such Registration Statement and Guinness Inc.'s Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on March 20, 1997; the Trust's Registration Statement on Form N-14 as filed with the Securities and Exchange Commission on October 22, 2001, to which the form of


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KRAMER LEVIN NAFTALIS & FRANKEL LLP

Investec Funds
November 15, 2001
Page 2



the Plans is attached as an exhibit (the "Registration Statement"); Post-Effective Amendment No. 29 to the Trust's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on April 26, 2001; certain resolutions of the Trustees of the Trust including resolutions dated March 6, 1997 relating to the organization of the Trust, resolutions dated June 28, 2000, September 8, 2000 and May 14, 2001 relating to the amendment of the Trust Instrument and resolutions dated September 10, 2001 relating to the approval and authorization of the Plans by the Trustees of the Trust (such resolutions, together with the Governing Instrument, the Plans, the Bylaws and the Registration Statement are herein referred to as the "Governing Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. In addition, we have assumed that the representations to be made as of the closing date by the Trust will be made in a form acceptable to us and that the Trust's activities in connection with the Plans and the transactions contemplated therein will be conducted in the manner provided in such documents.

            We are members of the Bar of the State of New York and are not experts as to the laws of any other state or jurisdiction other than the Federal laws of the United States of America. As to matters of Delaware law, we have relied without any investigation upon the opinion of Morris, Nichols, Arsht & Tunnel (a copy of which is attached) and our opinion is subject to all of the same assumptions and qualifications contained therein. Based upon and subject to the foregoing and the last paragraph of this opinion, and provided that the transactions occur in accordance with the terms of the Plans, we are of the opinion that:

            1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

            2. The Shares of the Acquiring Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Plans and the other Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

            We consent to the filing of a copy of this opinion with the Commission as an exhibit to a pre-effective amendment to the Registration Statement. Except as provided in this paragraph, this opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person, without the prior written consent of this firm. This opinion is as of the date hereof and is based on our understandings and assumptions as to present facts and on the application of law as the same exist on the date hereof. We disclaim any responsibility to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any events or state of facts which may hereafter come to our

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KRAMER LEVIN NAFTALIS & FRANKEL LLP

Investec Funds
November 15, 2001
Page 3

attention, or any changes in statutes or regulations or any court decisions which may hereafter occur or take effect.

                                   Very truly yours,



                                   /s/ Kramer Levin Naftalis & Frankel LLP
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                [Letterhead of Morris, Nichols, Arsht & Tunnell]







                                                          November 15, 2001




Investec Funds
1055 Washington Blvd., 3rd Floor
Stamford, Connecticut  06901

                     Re:       Investec Funds

Ladies and Gentlemen:

            We have acted as special Delaware counsel to Investec Funds (formerly known as Guinness Flight Investment Funds), a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares by the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated March 6, 1997, as amended by resolutions of the Trustees of the Trust adopted on June 28, 2000, September 8, 2000 and May 14, 2001 (as amended, the "Governing Instrument").

            We   understand   that,   pursuant  to  an  Agreement  and  Plan  of
Reorganization and Liquidation (the "Wireless World Plan") to be entered into between the Trust, on behalf of Investec Wired Index Fund, a Series of the Trust ("Acquiring Fund"), and the Trust, on behalf of Investec Wireless World Fund, a Series of the Trust ("Wireless World"), and an Agreement and Plan of Reorganization and Liquidation (the "internet.com Plan" and together with the Wireless World Plan, the "Plans") to be entered into between the Trust, on behalf of the Acquiring Fund, and the Trust, on behalf of Investec internet.com Fund, a Series of the Trust ("internet.com" and together with Wireless World, the "Targets"), and subject to the conditions set forth therein, Shares of the Acquiring Fund will be distributed to Shareholders of the Targets in connection with the liquidation and termination of the Targets.

            In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on March 6, 1997 (the "Certificate"); the Certificate of Amendment to the Certificate as filed in the State Office on September 18, 2001; the Governing Instrument; the Bylaws of the Trust (the "Bylaws"); the Plans; Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A


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Investec Funds
November 15, 2001
Page 2


of Guinness Flight Investment Funds, Inc., a Maryland corporation ("Guinness Inc."), by which the Trust adopted such Registration Statement and Guinness Inc.'s Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on March 20, 1997; the Trust's Registration Statement on Form N-14 as filed with the Securities and Exchange Commission on October 22, 2001, to which the form of the Plans is attached as an exhibit (the "Registration Statement"); Post-Effective Amendment No. 29 to the Trust's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on April 26, 2001; certain resolutions of the Trustees of the Trust including resolutions dated March 6, 1997 relating to the organization of the Trust, resolutions dated June 28, 2000, September 8, 2000 and May 14, 2001 relating to the amendment of the Trust Instrument and resolutions dated September 10, 2001 relating to the approval and authorization of the Plans by the Trustees of the Trust (such resolutions, together with the Governing Instrument, the Plans, the Bylaws and the Registration Statement are herein referred to as the "Governing Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, adoption, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents, (including, without limitation, the due adoption by the Trustees of all of the foregoing resolutions of the Trustees and the due execution and delivery of each Plan prior to the issuance of Shares of the Acquiring Fund pursuant thereto), and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (ii) the transfer of the assets of the Targets to the Acquiring Fund, the satisfaction of all conditions precedent to the issuance of Shares of the Acquiring Fund pursuant to the Plans and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares of the Acquiring Fund (including, without limitation, the taking of all appropriate action by the Trustees to designate Series and Classes of Shares, including the Acquiring Fund, and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance of Shares of the Acquiring Fund pursuant to the Plans, that would cause a termination or dissolution of the Trust or the Acquiring Fund or a Class thereof under Section 2.06, 11.04 or
11.05 of the Governing Instrument; (v) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); (vii) that the resolutions of the Trustees of the Trust dated May 14, 2001 were effective to change the names


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Investec Funds
November 15, 2001
Page 3



of Guinness Flight Wired Index Fund, Guinness Flight Wireless World Fund and Guinness Flight internet.com Fund to Investec Asia Wired Index Fund, Investec Wireless World Fund and Investec internet.com Fund, respectively; and (viii) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to, and we assume no responsibility for, the Registration Statement or any other registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

            1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

            2. The Shares of the Acquiring Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Plans and the other Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

            We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to a pre-effective amendment to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                Sincerely,

                                MORRIS, NICHOLS, ARSHT & TUNNELL

                                /s/ Morris, Nichols, Arsht & Tunnell